EXHIBIT NO. 99.1

Cypress Energy Partners, L.P. Announces Third Quarter Results and Filing of Form 10-Q

TULSA, Oklahoma.--(BUSINESS WIRE)—November 13th, 2015

Cypress Energy Partners, L.P. (NYSE:CELP) today reported:

●	Q3 Cash Distribution to Unit Holders – Maintained at Q2 2015 rate
●	Coverage ratio of 2.34x on common units and 1.17x on all units outstanding
●	Q3 2015 Adjusted EBITDA attributable to limited partners increased 37.0% compared to Q3 2014
●	Q3 2015 distributable cash flow attributable to limited partners increased 8.5% compared to Q3 2014.
●	Q3 2015 Gross Margin increased 60 basis points compared to Q3 2014.

Peter C. Boylan III, CELP's chairman, president and chief executive officer stated, "We were pleased to announce our third quarter 2015 operating performance, and that we maintained our distribution rate of $0.406413 per unit consistent with our second quarter distribution per unit, despite the challenging environment impacting virtually everyone in the energy industry."

Mr. Boylan continued, “Our team continues to focus on organic growth opportunities with our customer relationships in the inspection industry to cross-sell our new hydrostatic testing services from our recent acquisition. We also continue to see an increase in Water and Environmental Services opportunities, including strategic opportunities to partner with E&P producers that has led to new piped water opportunities and may also lead to accretive acquisition and growth opportunities as producers focus on their core business of finding and producing hydrocarbons.

Our strong balance sheet and credit facility allow us to pursue opportunities, and during the quarter we have seen a material increase in acquisition opportunities in both existing segments and some new areas covered under our IRS private letter ruling. Our businesses require very nominal maintenance capital expenditures, leading to attractive free cash flow generation unlike many other MLP’s.”

Third Quarter:

●	Revenue of $96.4 million for the three months ended September 30, 2015, down 13.2% from the same period in the prior year.
●	Gross margin of 12.6% for the quarter, compared with 12.0% in the same period in the prior year, driven primarily by higher Pipeline Inspection and Pipeline Integrity margins.

●	Adjusted EBITDA of $7.6 million for the three months ended September 30, 2015 (including non-controlling interests).
●	Adjusted EBITDA attributable to Cypress Energy Partners, L.P. of $7.2 million for the three months ended September 30, 2015 compared to $5.3 million for the same period in the prior year.
●

Net loss of $1.6 million (including minority interests) for the three months ended September 30, 2015, which includes an impairment charge of $5.6 million on some of our SWD facilities as a result of the economic downturn.

●	Net loss attributable to Cypress Energy Partners, L.P. limited partners of $1.8 million for the three months ended September 30, 2015.
●	Distributable cash flow of $5.6 million for the three months ended September 30, 2015, up 8.5% from $5.2 million in the same period in the prior year.
●

Declared cash distribution of $4.8 million or $0.406413 per unit for the three months ended September 30, 2015, which was unchanged from the second quarter and reflects a 4.88% increase over the minimum quarterly distribution of $0.3875.

●

As a result of our subordinated unit structure, our coverage ratio was 2.34x on our common units, inclusive of a transaction for which the consideration was $1.0 million. Our coverage ratio inclusive of this transaction was 1.17x. Excluding the aforementioned transaction, the common unit coverage ratio for the quarter was 1.92x and the coverage ratio was 0.96x.

Year To Date:

●	Revenue of $281.4 million for the nine months ended September 30, 2015, down 6.9% from the same period in the prior year.
●	Distributable cash flow of $13.5 million for the nine months ended September 30, 2015, flat compared to the period from January 21, 2014 through September 30, 2014.
●	Adjusted EBITDA of $18.6 million for the nine months ended September 30, 2015 (including non-controlling interests).
●

Adjusted EBITDA attributable to Cypress Energy Partners, L.P. of $17.6 million for the nine months ended September 30, 2015, compared to $13.8 million for the period from January 21, 2014 through September 30, 2014.

●	Net income of $3.0 million for the nine months ended September 30, 2015, which includes an impairment charge of $5.6 million.
●	Net income attributable to Cypress Energy Partners, L.P. limited partners of $3.0 million for the nine months ended September 30, 2015.

Highlights include:

●	We averaged 1,406 inspectors and 35 field personnel per week for the third quarter of 2015.
●

We disposed 4.7 million barrels of saltwater at an average revenue per barrel of $0.73 for the third quarter of 2015, down 33.0% from the prior year average revenue per barrel of $1.09. Materially lower oil prices and a contract dispute on two managed facilities negatively impacted average rate per barrel.

●

We previously announced the acquisition of a 51% controlling interest in Brown Integrity, LLC (“Brown”) an industry leader in the hydrostatic testing business. The third quarter results include a full quarter of this business which contributed to the higher consolidated gross margins.

●	We have approximately $59 million of remaining liquidity under our senior credit facility and an additional $125 million available under its accordion feature.

●

Our leverage ratio as calculated under our credit facility was 2.55x and our interest coverage ratio was 6.05x at September 30, 2015, reflecting a strong balance sheet with ample available cash and substantial availability.

●

Maintenance capital expenditures for the three and nine months ended September 30, 2015 were $87 thousand and $449 thousand, respectively reflecting the limited maintenance capital expenditures required to operate our businesses.

Looking forward:

●

The market price of crude oil has a direct impact on our revenues associated with the sale of residual oil. It also has an indirect impact on our water disposal revenues, depending on the reaction of oil and gas producers in the vicinity of our facilities to declining oil prices. We believe the total barrels disposed and the average price per barrel disposed for the next several quarters will continue to face pressure from the lack of drilling.

●

During the quarter approximately 96% of total water volumes came from produced water and piped water represented approximately 37% of total water volumes. When commodity prices improve and drilling activity picks up we will have significant operating leverage with our cost structure and minimal maintenance capital expenditure requirements as volumes increase.

●

We continue to work collaboratively with our customers to help them address the downturn in commodity prices and their need to reduce operating expenses until prices recover. We also continue to carefully evaluate market pricing on a facility by facility basis. Flowback pricing in the Bakken has experienced the greatest absolute change, given it has always been much higher than produced water.

●

Revenue per barrel metrics are comprised of five factors: i) disposal price per barrel; ii) volume of barrels disposed; iii) volume of skim oil; iv) net realized price per barrel of skim oil; and v) third party management fees and reimbursement of labor expenses associated with the same.

●

To date we continue to see only marginal increases in our average inspector headcounts. We continue to see certain customers’ project start dates slip and now, in some limited cases, certain new projects have been cancelled. We have been awarded some new work for 2016 including a new master services agreement with another investment grade company for which we have not previously provided services.

●

For 2015, we expect to spend an aggregate of approximately $0.7 million on maintenance capital expenditures (primarily in the Water and Environmental Services business). We also expect to spend an additional $1.1 million on expansion capital expenditures in 2015 (focused mainly on organically growing our Pipeline Inspection Services – NDE, and integrity business).

●

Our general partner and its affiliates are aligned with our common unit holders, with an approximate 64% ownership interest in CELP, and have the ability to support or protect the distribution coverage ratio.

CELP also announced that it will file its quarterly report on Form 10-Q for its fiscal period ended September 30, 2015 with the Securities and Exchange Commission later today. CELP will also post a copy of the Form 10-Q on its website at www.cypressenergy.com.

CELP will host an earnings call on Friday, November 13, 2015, at 10:00am EST (9:00am CST) to discuss its third quarter 2015 financial results. Analysts, investors, and other interested parties may access the conference call by dialing Toll-Free (US & Canada): (888) 428-7458 or International Dial-In (Toll): (862) 255-5400. An archived audio replay of the call will be available on the investor section of our website at www.cypressenergy.com beginning at 10:00am EST (9:00am CST) on November 17, 2015.

CELP defines Adjusted EBITDA as net income, plus interest expense, depreciation and amortization expenses, income tax expenses, impairments, offering costs, non-cash allocated expenses and equity based compensation. CELP defines Distributable Cash Flow as Adjusted EBITDA attributable to limited partners excluding cash interest paid, cash income taxes paid and maintenance capital expenditures. Adjusted EBITDA and Distributable Cash Flow should not be considered an alternative to net income, income before income taxes, cash flows from operating activities, or any other measure of financial performance calculated in accordance with GAAP as those items are used to measure operating performance, liquidity or the ability to service debt obligations. CELP believes that the presentation of Adjusted EBITDA will provide useful information to investors in assessing our financial condition and results of operations. CELP uses Distributable Cash Flow as a supplemental financial measure to assess the cash flows generated by our assets (prior to the establishment of any retained cash reserves by the general partner) to fund the cash distributions we expect to pay to unitholders, to evaluate our success in providing a cash return on investment and whether or not the Partnership is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates and to determine the yield of our units, which is a quantitative standard used throughout the investment community with respect to publicly-traded partnerships, as the value of a unit is generally determined by a unit’s yield (which in turn is based on the amount of cash distributions the entity pays to a unitholder). Because adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, our definitions of Adjusted EBITDA and Distributable Cash Flow may not be comparable to a similarly titled measure of other companies, thereby diminishing their utility. A reconciliation of Adjusted EBITDA and Distributable Cash Flow to net income is shown below.

This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. While CELP believes its expectations as reflected in the forward-looking statements are reasonable, CELP can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the Securities and Exchange Commission. Other factors that could impact any forward-looking statements are those risks described in CELP’s Annual Report filed on Form 10-K and other public filings. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” CELP undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.

About Cypress Energy Partners, L.P.

Cypress Energy Partners, L.P. is a growth-oriented master limited partnership that provides midstream services including pipeline inspection, integrity and hydrostatic testing services to energy, E&P and midstream companies and their vendors throughout the U.S. and Canada. Cypress also provides saltwater disposal and other water and environmental services to U.S. energy E&P companies and their vendors in North Dakota in the Williston Basin, and West Texas in the Permian Basin. In all three of these business segments, Cypress works closely with its customers to help them comply with increasingly complex and strict environmental and safety rules and regulations and reduce their operating costs. Cypress is headquartered in Tulsa, Oklahoma.

Contact:

Cypress Energy Partners, L.P.
Les Austin, 918-748-3907
Chief Financial Officer

les.austin@cypressenergy.com

CYPRESS ENERGY PARTNERS, L.P.

Condensed Consolidated Balance Sheets

As of September 30, 2015 and December 31, 2014

(in thousands, except unit data)

(unaudited)

	September 30,	December 31,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$25,677	$20,757
Trade accounts receivable, net	56,470	54,075
Accounts receivable - affiliates	65	-
Deferred tax assets	36	68
Prepaid expenses and other	3,043	2,440
Total current assets	85,291	77,340
Property and equipment:
Property and equipment, at cost	24,515	27,878
Less: Accumulated depreciation	4,671	3,538
Total property and equipment, net	19,844	24,340
Intangible assets, net	33,279	30,245
Goodwill	65,323	55,545
Debt issuance costs, net	1,910	2,318
Other assets	66	54
Total assets	$205,713	$189,842

LIABILITIES AND OWNERS' EQUITY
Current liabilities:
Accounts payable	$3,172	$2,461
Accounts payable - affiliates	-	586
Accrued payroll and other	16,797	7,750
Income taxes payable	379	546
Total current liabilities	20,348	11,343
Long-term debt	140,900	77,600
Deferred tax liabilities	386	438
Asset retirement obligations	78	33
Total liabilities	161,712	89,414
Commitments and contingencies
Owners' equity:
Partners' capital
Common units (5,920,467 and 5,913,000 units outstanding at September 30, 2015 and December 31, 2014, respectively)	1,734	6,285
Subordinated units (5,913,000 outstanding at September 30, 2015 and December 31, 2014)	60,961	66,096
General partner	(25,876)	1,999
Accumulated other comprehensive loss	(2,451)	(525)
Total partners' capital	34,368	73,855
Non-controlling interests	9,633	26,573
Total owners' equity	44,001	100,428
Total liabilities and owners' equity	$205,713	$189,842

CYPRESS ENERGY PARTNERS, L.P.

Condensed Consolidated Statements of Operations

For the Three and Nine Months Ended September 30, 2015 and September 30, 2014

(in thousands, except unit and per unit data)

(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015		2014	2015	2014

Revenues		$96,408	$111,016	$281,427	$302,261
Costs of services		84,307	97,735	248,014	265,257
Gross margin		12,101	13,281	33,413	37,004
Operating costs and expense:
General and administrative		6,024	5,437	17,353	15,358
Depreciation, amortization and accretion		1,481	1,582	4,113	4,719
Impairments		5,567	-	5,567	-
Operating income (loss)		(971)	6,262	6,380	16,927
Other income (expense):
Interest expense, net		(1,623)	(795)	(4,070)	(2,352)
Offering costs		-	-	-	(446)
Other, net		1,043	43	1,106	68
Net income (loss) before income tax expense		(1,551)	5,510	3,416	14,197
Income tax expense		89	413	371	654
Net income (loss)		(1,640)	5,097	3,045	13,543

Net income attributable to non-controlling interests		169	1,542	259	3,564
Net income (loss) attributable to partners		(1,809)	3,555	2,786	9,979
Less net income (loss) attributable to general partner		-	-	(183)	646
Net income (loss) attributable to limited partners		$(1,809)	$3,555	$2,969	$9,333
Net income (loss) attributable to limited partners allocated to:
Common unitholders		$(905)	$1,778	$1,485	$4,667
Subordinated unitholders		(904)	1,777	1,484	4,666
		$(1,809)	$3,555	$2,969	$9,333
Net income (loss) per common limited partner unit – basic		$(0.15)	$0.30	$0.25	$0.79
– diluted		$(0.15)	$0.30	$0.25	$0.78
Net income (loss) per subordinated unit - basic and diluted	$	(0.15)	$0.30	$0.25	$0.79
Weighted average common units outstanding - basic		5,920,467	5,913,000	5,917,981	5,913,000
- diluted		5,920,467	5,978,804	5,917,981	5,986,328

Weighted average subordinated units outstanding - basic and diluted		5,913,000	5,913,000	5,913,000	5,913,000

Reconciliation of Net Income to Adjusted EBITDA (in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income	$(1,640)	$5,097	$3,045	$13,543
Add:
Interest expense	1,623	795	4,070	2,352
Income tax expense	89	413	371	654
Depreciation, amortization and accretion	1,663	1,621	4,492	4,847
Impairments	5,567	-	5,567	-
Offering costs	-	-	-	446
Non-cash allocated expenses	-	-	183	-
Equity based compensation	296	-	828	-
Adjusted EBITDA	$7,598	$7,926	$18,556	$21,842

Reconciliation of Net Income Attributable to Limited Partners to Adjusted EBITDA and Distributable Cash Flow Attributable to Limited Partners (in thousands)

	Three Months Ended September 30,		Nine Months Ended	January 21, 2014 thru
	2015	2014	September 30, 2015	September 30, 2014

Net income attributable to limited partners	$(1,809)	$3,555	$2,969	$9,333
Add:
Interest expense attributable to limited partners	1,561	224	3,765	614
Income tax expense attributable to limited partners	72	213	317	329
Depreciation, amortization and accretion attributable to limited partners	1,532	1,276	4,144	3,529
Impairments attributable to limited partners	5,567	-	5,567	-
Equity based compensation attributable to limited partners	296	-	828	-
Adjusted EBITDA attributable to limited partners	$7,219	$5,268	$17,590	$13,805
Less:
Cash interest paid, cash taxes paid & maintenance capital expenditures	1,584	76	4,042	271
Distributable cash flow attributable to limited partners	$5,635	$5,192	$13,548	$13,534

Operating Data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Total barrels of saltwater disposed (in thousands)	4,745	5,465	14,532	14,205
Average revenue per barrel	$0.73	$1.09	$0.81	$1.21
Water and environmental services gross margins	58.1%	58.3%	58.2%	62.1%
Average number of inspectors	1,406	1,648	1,412	1,530
Average revenue per inspector per week	$4,749	$4,850	$4,741	$4,778
Pipeline inspection services gross margins	9.7%	9.3%	9.3%	9.2%
Average number of field personnel	35	-	35	-
Average revenue per field personnel per week	$11,246	$-	$11,308	$-
Pipeline integrity services gross margins	29.6%	-	25.6%	-
Maintenance capital expenditures (in thousands)	$87	$82	$449	$165
Expansion capital expenditures (in thousands)	$194	$-	$1,085	$302
Distributions (in thousands)	$4,809	$4,806	$14,426	$13,064
Coverage ratio	1.17x	1.08x	0.94x	1.04x